UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2019

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA		94568
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

                                           N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GIGA	OTCMarket

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 27, 2019, Giga-tronics Incorporated (the “Company”) announced that, beginning on September 30, 2019, it will offer holders of its 6.0% Series E Senior Convertible Voting Perpetual Preferred Stock (“Series E Preferred Stock”) the opportunity to exchange all or some of their shares of Series E Preferred Stock for shares of the Company’s common stock in a private exchange offer at the rate of 150 shares of common stock for each share of Series E Preferred Stock, plus an additional number of shares of our common stock having a market value equal to the accrued but unpaid dividends thereon. The shares of common stock to be issued in such exchange (the “Specified Common Stock”) will be issued in accordance with the federal exemption set forth in Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”), although other exemptions may be available. The Specified Common Stock have not been registered under the Securities Act or the securities laws of any other jurisdiction. As a result, they may not be offered or sold in the United States or to any U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The aforementioned private exchange offer is conditioned and would be effective upon the Company selling at least $2.0 million of common stock in a public offering. If the Company completed the private exchange offer on September 28, 2019 and holders of all 97,800 outstanding shares of Series E Preferred Stock elected to exchange their shares of Series E Preferred Stock, the Company would have issued approximately 14,777,780 shares of common stock to holders Series E Preferred Stock in the private exchange offer.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the Specified Common Stock, nor shall there be any issuance of such shares of Specified Common Stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The information set forth in this Current Report on Form 8-K is being disclosed pursuant to and in accordance with Rule 135c under the Securities Act.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 of this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2019	GIGA-TRONICS INCORPORATED

By: /s/ Lutz P. Henckels Chief Financial Officer (Principal Financial Officer)